Exhibit 99.1

GOLD BANK                                                      Press Release

Contact: Rick J. Tremblay                 Sherman Titens
         Chief Financial Officer          SVP - Director of Marketing
         913.451.8050                     913.323.7741
         ricktremblay@goldbanc.com        shermantitens@goldbanc.com
                                                              www.goldbank.com

For Immediate Release


                                    Gold Banc
     Reports Quarterly Earnings of $13.86 Million from Continuing Operations

-------------------------------------------------------------------------------

Leawood, Kansas - April 20, 2004 - Gold Banc Corporation, Inc. (Nasdaq: GLDB) today announced net earnings from continuing operations for the quarter ended March 31, 2004 of $13.86 million or $0.35 per share. For the same period in 2003, net earnings from continuing operations were $6.85 million or $0.18 per share.

The reported net earnings prior to and after adjustment for the discontinued operations of the technology subsidiary, CompuNet Engineering ( in thousands), are:
                                                 2004       2003      % Increase
                                                -------    ------     ----------
Earnings from continuing operations             $13,858    $6,848        102.4%
Per share - basic and diluted                   $  0.35    $ 0.18         94.4%

Earnings (loss) from discontinued operations    $(  551)   $ (139)          -
Per share - basic and diluted                   $( 0.01)      -             -

Net earnings                                    $13,307    $6,709         98.3%
Per share - basic and diluted                   $  0.34    $ 0.18         88.9%

GOLD BANK COMPLETES SALE OF TECHNOLOGY SUBSIDIARY AND EIGHT RURAL BRANCHES, AND CALLING OF $46.4 MILLION IN TRUST PREFERRED SECURITIES

Positively affecting first quarter net earnings was the completion of the sale of seven rural banking locations in northeast Kansas (Marysville, Seneca, Sabetha, Clay Center, Linn, Concordia and Washington) on February 17 and a rural banking location in southwest Kansas (Elkhart) on February 1. The combined loans and deposits of the eight branches involved in the completed transactions totaled approximately $197.9 million and $363.3 million, respectively. After allocating a portion of the Company's goodwill and allowance for loan losses to the northeast Kansas branches, as required by GAAP, the net gain from the branch sales, pre-tax was approximately $17.0 million.

The sale of CompuNet Engineering, Gold's technology subsidiary which had been reported earlier, was completed on February 4, 2004. The first quarter was negatively impacted by the sale of CompuNet Engineering by $(848,000) pre-tax.

Also, negatively affecting earnings for the quarter were pre-tax charges of $2.0 million related to calling approximately $46.4 million in two Trust Preferred securities and a pre-tax charge of $1.1 million related to awards of restricted stock awards to executive officers. This charge would have been expensed over the next 18 to 24 months, but because the stock price had reached the targeted levels, the period was shortened. The Trust Preferred instruments called were at fixed rates of 8.50% on $16.8 million and 8.75% on $29.6 million, respectively. They were replaced with a fixed rate of 5.80% on $16.5 million and floating rate of approximately 4.0% on $30.0 million.

Gold announced on February 25, 2004 that it had entered into a definitive merger agreement with Silver Acquisition Corp. Silver will acquire all of the outstanding shares of common stock of Gold Banc Corporation, Inc. for $16.60 per share in cash. The merger is expected to be completed early in the third quarter of 2004. If the merger is not completed by July 23, 2004, Gold Banc's stockholders will receive an additional $0.0023 per share for each day elapsing thereafter through the closing date of the merger. A majority of Gold Banc's stockholders must approve the merger. It is also subject to the receipt of required regulatory approvals and the receipt of necessary financing. Silver Acquisition Corporation has received executed subscription agreements for all of its common stock as required by the merger agreement. Income for the first quarter was impacted by a pre-tax charge to expense of $629,000, associated with the merger transaction.

IMPROVEMENT IN BALANCE SHEET

At March 31, 2004, total assets, loans and deposits, while being down slightly due to the sale of branches, compared favorably with year-end totals. Adjusting for the sale of eight rural branches mentioned earlier, net loan growth was $43 million or 1.4% while deposits growth was $262 million or 8.3% compared to December 31, 2003. This reflects the continued strong growth in our remaining markets. More detail is provided in the following table.

Equity on March 31, 2004 totaled $270.1 million, an increase of 8.2% from December 31, 2003, and an increase of $38.4 million or 16.6% since March 31, 2003. "Increasing total shareholder equity and tangible equity has been a strategic priority for the Company for the past year" said Mick Aslin, Chief Executive Officer of Gold Banc Corporation, Inc. "We are pleased with the growth in absolute terms and also with the improvement in our capital ratios."

                        Mar. 31, 2004       Dec. 31, 2003      % Change
                        -------------       -------------      --------
Total assets            $4.288 billion      $4.323 billion      (0.8%)
Total loans, net        $2.822 billion      $2.977 billion      (5.2%)
Total deposits          $3.064 billion      $3.164 billion      (3.2%)
Total equity            $270.1 million      $249.7 million       8.2%

Non-performing loans, non-performing assets and net charge-offs all decreased as of March 31, 2004 compared to December 31, 2003, while the allowance for possible loan losses increased as a percent of loans and non-performing loans.

                                            Mar. 31. 2004          Dec. 31, 2003             % Change
                                            -------------          -------------             --------
Non-performing loans                        $28.7 million          $32.4 million             (11.3%)
Non-performing assets                       $34.5 million          $39.0 million             (11.6%)
Non-performing loans
  as a percent of total loans                  1.00%                  1.07%
Net loans charged off                          $756                 $3,876
Net charge offs to loans                       0.11%                  0.51%
Allowance as a % of loans                      1.20%                  1.13%
Allowance as a % of non-performing loans     119.42%                105.08%

"The completion of the sale of eight rural branches and the technology subsidiary is another positive step toward the achievement of our strategic goal of focusing on high-growth metropolitan markets and concentrating on banking and wealth management services. During the second quarter, we expect to complete the sale of three additional rural locations in Oklahoma, which had been previously announced. This will complete the restructuring of the company begun during 2003."

"The improvement in asset quality ratios is in line with our targets and reflects the significant efforts put forth by our staff during the past year."

"The one area where we are not meeting our goal is net interest margin. The completion of the refinancing of our trust preferred securities is expected to help during the second quarter and will reduce interest expense over $1.3 million during the remainder of 2004 compared to current interest rate levels," concluded Aslin.

ABOUT GOLD BANC

Gold Banc is a $4.3 billion financial holding company headquartered in Leawood, Kansas, a part of the Kansas City metropolitan area. Gold Banc provides banking, and wealth management services in Kansas, Missouri, Oklahoma and Florida through 40 banking locations. Gold Banc is traded on the Nasdaq under the symbol GLDB.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The Company does not intend to update the above forecast. The above forecast and other information included herein contains certain "forward-looking statements" with respect to the financial condition, results of operations, plans objectives, future financial performance and business of our company and its subsidiaries, including, without limitation:

o    statements that are not historical in nature
o statements preceded by, followed by or that include the words "believes," expects," "may," "will," "should," "could," "anticipates," "estimates," "intends" or similar expressions
o    statements regarding the timing of the closing of the branch sales

Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties and assumptions. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

o    changes in interest margins or loans
o    changes in allowance for loan losses
o    changes in the interest rate environment may reduce interest margins
o competitive pressures among financial services companies may increase significantly
o general economic conditions, either nationally or in our markets, may be less favorable than expected
o legislative or regulatory changes may adversely affect the business in which our company and its subsidiaries are engaged
o    technological changes may be more difficult or expensive than anticipated
o    changes may occur in the securities markets

We have described under the caption "Factors That May Affect Future Results of Operation, Financial Condition or Business" in Exhibit 99.1 to the Company's Annual Report on Form 10-K for 2003 additional factors that could cause actual results to be materially different from those described in the forward-looking statements. Other factors that we have not identified under that caption could also have this effect. You are cautioned not to put undue reliance on any forward-looking statement which speaks only as of the date it was made.

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



                 GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                 (In thousands)
                                   (unaudited)


                                               March 31, 2004  December 31, 2003
                                               --------------  -----------------
Assets

Cash and due from banks                        $       61,962  $          78,124
Federal funds sold and interest-bearing deposits       85,172             38,978
                                               --------------  -----------------

     Total cash and cash equivalents                  147,134            117,102
                                               --------------  -----------------


Investment securities:
      Available-for sale                              909,886            842,900
      Held-to-maturity                                175,743            133,492
      Trading                                           3,315              9,692
                                               --------------  -----------------

                                                    1,088,944            986,084
                                               --------------  -----------------


Mortgage loans held for sale, net                       6,358              5,883
Loans, net                                          2,822,072          2,977,021
Premises and equipment, net                            58,877             63,131
Goodwill                                               30,484             31,082
Other intangible assets, net                            5,899              6,084
Accrued interest and other assets                      48,167             52,117
Cash surrender value of bank-owned life insurance      80,291             80,218
Assets of discontinued operations                         -                3,903
                                               --------------  -----------------


Total assets                                   $    4,288,226  $       4,322,625
                                               ==============  =================


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



                 GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                 (In thousands)
                                   (unaudited)



Liabilities and Stockholders' Equity

Liabilities:
  Deposits                                             $ 3,063,568  $ 3,164,443
  Securities sold under agreements to repurchase           132,281      127,789
  Federal funds purchased and other short-term
    borrowings                                                 625        7,260
  Subordinated debt                                        162,615      114,851
  Long-term borrowings                                     632,661      631,526
  Accrued interest and other liabilities                    26,394       26,411
  Liabilities from discontinued operations                    -             628
                                                       -----------  -----------

Total liabilities                                        4,018,144    4,072,908
                                                       -----------  -----------

Stockholders' equity:
  Preferred stock, no par value; 50,000,000 shares
    authorized, no shares issued                              -            -
  Common stock, $1.00 par value; 50,000,000 shares
    authorized 44,769,039 and 44,567,417 shares issued
    at March 31, 2004 and December 31, 2003                 44,769       44,567
  Additional paid-in capital                               125,538      122,444
  Retained earnings                                        144,194      132,082
  Accumulated other comprehensive income (loss), net         1,242       (2,812)
  Unearned compensation                                    (11,372)     (12,275)
                                                       -----------  -----------
                                                           304,371      284,006
  Less treasury stock (4,824,575 shares at March
    31, 2004 and December 31, 2003)                        (34,289)     (34,289)
                                                       -----------  -----------

                                                           270,082      249,717
                                                       -----------  -----------
Total liabilities and stockholders' equity             $ 4,288,226  $ 4,322,625
                                                       ===========  ===========


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



                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                       Consolidated Statements of Earnings
                           For the Three Months ended
                      (In thousands, except per share data)
                                   (unaudited)

                                             March 31, 2004     March 31, 2003
                                             --------------     --------------

Interest Income:
    Loans, including fees                    $       42,684     $       42,464
    Investment securities                             9,331              9,936
    Other                                               590                469
                                             --------------     --------------
      Total interest income                          52,605             52,869
                                             --------------     --------------

Interest Expense:
    Deposits                                         14,523             15,485
    Borrowings and other                              7,453              7,847
                                             --------------     --------------
      Total interest expense                         21,976             23,332
                                             --------------     --------------

       Net interest income                           30,629             29,537

Provision for loan losses                             2,864              3,550
                                             --------------     --------------
    Net interest income after provision for
    loan losses                                      27,765             25,987
                                             --------------     --------------
Other income:
    Service fees                                      3,905              4,197
    Investment trading fees and commissions             910              1,477
    Net gains on sale of mortgage loans                 387                744
    Net securities gains (losses)                       101                 (3)
    Gain on sale of branch facilities                16,953                -
    Bank-owned life insurance                         1,029                936
    Other                                             1,462              1,093
                                             --------------     --------------
       Total other income                            24,747              8,444
                                             --------------     --------------
Other expense:
    Salaries and employee benefits                   16,041             14,151
    Net occupancy expense                             1,762              1,821
    Depreciation expense                              1,567              1,705
    Core deposit intangible amortization expense        188                188
    Losses and expenses resulting from
    misapplication of bank funds, net of
    recoveries                                          -                  250
    Other                                            11,359              7,213
                                             --------------     --------------
       Total other expense                           30,917             25,328
                                             --------------     --------------

      Earnings from continuing operations
      before income taxes                            21,595              9,103

Income tax expense                                    7,737              2,255
                                             --------------     --------------

   Net earnings from continuing operations           13,858              6,848
   Net earnings (loss) from discontinued
  Operations, net of tax                               (551)              (139)
                                             --------------     --------------
   Net earnings                              $       13,307     $        6,709
                                             ==============     ==============

   Net earnings from continuing operations
   per share - basic and diluted             $         0.35     $         0.18
   Net earnings from discontinued
   operations per share - basic and diluted  $       ( 0.01)    $          -
                                             --------------     --------------
     Net earnings per share - basic and
     diluted                                 $         0.34     $         0.18
                                             ==============     ==============


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



                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                                   Key Ratios
                      March 31, 2004 and December 31, 2003
              (In thousands, except per share data and percentages)


                                          Mar. 31, 2004       Dec. 31,  2003
                                          -------------       --------------
Balance Sheet Ratios:

Total shares outstanding                       39,944              39,743
Book value per share                          $  6.77             $  6.28
Tangible book value per share                 $  5.85             $  5.35

Leverage ratio                                   7.56%               7.01%
Tier 1 risk-based capital ratio                  9.88%               8.87%
Total  risk-based capital ratio                 13.17%              10.78%

Non-performing loans (NPL)                    $28,728             $32,370
NPL / Loans                                      1.00%               1.07%
Allowance / NPL                                119.42%             105.08%
Allowance / Loans                                1.20%               1.13%

Non-performing assets (NPA)                   $34,515             $39,032
NPA / Assets                                     0.80%               0.90%

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


                  GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
                         Key Ratios - Three Months ended
              (In thousands, except per share data and percentages)

                                                 Mar. 31, 2004     Mar. 31, 2003
                                                 -------------     -------------
Income Statement Ratios:
Weighted Average shares outstanding                    38,852            38,185

Net income per share - basic and diluted           $     0.34        $     0.18
Net income per share - continuing operations       $     0.35        $     0.18
Net income per share - discontinued operations     $    (0.01)       $      -

Return on average assets                                 1.24%             0.69%
Return of average assets of continuing operations        1.29%             0.72%
Return on average equity                                20.36%            11.74%
Return on average equity of continuing operations       21.20%            11.99%

Net interest margin ( tax equivalent)                    3.09%             3.38%
Net interest margin                                      3.05%             3.34%
Non-interest income / Net interest income               81.91%            36.18%
Efficiency ratio                                        73.75%            66.69%
Net loans charged off                              $      756        $    4,283
Net charge offs to loans                                 0.11%             0.15%
Average loans                                      $2,933,468        $2,765,543
Average assets                                     $4,294,039        $3,871,594



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